SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):  May 18, 1998


                                McMoRan Oil & Gas Co.
               (Exact name of registrant as specified in its charter)



                 Delaware             0-23870            72-1266477
             (State or other     (Commission File      (IRS Employer
             jurisdiction of          Number)          Identification
             incorporation or                             Number)
              organization)



                                 1615 Poydras Street
                            New Orleans, Louisiana  70112
                      (Address of principal executive offices)

                                   (504) 582-4000
                (Registrant's telephone number, including area code)

                                         N/A
            (Former name or former address, if changes since last report)




          Item 5.   Other Events.

          IMC Global Inc. and Phosphate Resource Partners Limited Partnership v. James R. Moffett, Richard C. Adkerson, B. M. Rankin, Henry A. Kissinger and McMoRan Oil & Gas Co. (Court of Chancery of the State of Delaware, New Castle County) (Civil Action No. 16387-NC).

                On May 18, 1998, McMoRan Oil & Gas Co. (MOXY) announced that it had been notified by IMC Global Inc. (IGL) that IGL and Phosphate Resource Partners Limited Partnership (PLP) had filed a lawsuit in Delaware Chancery Court against MOXY and four former directors of Freeport-McMoRan Inc. (FTX), which merged into IGL in December 1997. The suit alleges that the individual defendants breached fiduciary duties in the approval by FTX of a joint oil and gas exploration program between MOXY and PLP entered into pursuant to an agreement dated July 14, 1997. At the time of that approval, FTX was the administrative managing general partner of PLP, the individual defendants were directors of FTX, and three of those individuals were directors of MOXY. The suit also alleges that MOXY conspired with the individual defendants and aided and abetted their alleged breach of fiduciary duty. The suit seeks unspecified monetary damages and rescission or equitable reformation of the program agreement.

                After reviewing the complaint and consulting with counsel, MOXY believes that the suit is entirely without merit. The agreements between PLP and MOXY were approved by a specially appointed, independent committee of the FTX board of directors, which was advised by the law firm of Davis Polk & Wardwell and by the investment banking firm of Merrill Lynch & Co., which also rendered a fairness opinion on the transaction. MOXY was advised by its outside counsel, Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., and by the investment banking firm of Donaldson, Lufkin & Jenrette Securities Corporation. IGL was fully informed of the transaction and the process by which it was approved during an extensive due diligence review conducted prior to the FTX-IGL merger.

                MOXY will vigorously defend itself and enforce its contract rights. MOXY is also evaluating other legal steps that may be appropriate under the circumstances. The press release issued by MOXY on May 18, 1998 with respect to this litigation has been filed as Exhibit 99.1 to this report and is incorporated herein by reference.

          Jacob Gottlieb v. James R. Moffett, Richard C. Adkerson, B. M. Rankin, Henry A. Kissinger, McMoRan Oil & Gas Co., Phosphate Resource Partners Limited Partnership and IMC Global Inc. (Court of Chancery of the State of Delaware, New Castle County) (Civil Action No. 16393-NC).

                On May 19, 1998, an individual plaintiff filed an action on behalf of a purported class of plaintiffs who own depositary units of PLP. The defendants in this suit are IGL, PLP, MOXY, and four former directors of FTX. The suit includes allegations substantially identical to those in the IGL/PLP complaint described above as well as allegations that IGL and FTX breached fiduciary duties to PLP and PLP's public unitholders. The plaintiff seeks unspecified monetary damages and other relief. After reviewing the complaint and consulting with counsel, MOXY believes that the suit is entirely without merit and will vigorously defend itself.


          Item 7.  Financial Statements and Exhibits.

          (c)  Exhibit 99.1   Press release issued by MOXY on May 18, 1998.



                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan OIL & GAS CO.


                                        By:  /s/ C. Donald Whitmire
                                             ----------------------
                                             C. Donald Whitmire
                                             Controller - Financial Reporting
                                             (Authorized signatory)

          Date: May 29, 1998



                                McMoRan OIL & GAS CO.

                                    EXHIBIT INDEX

          Exhibit
          Number

             99.1        Press release issued by MOXY on May 18, 1998.